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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cytyc Corporation for the year ended December 31, 2004 and in the Registration Statement Nos. 333-59291, 333-82925, 333-38644, 333-59172, 333-64362, 333-88764, 333-75292 and 333-117812 on Form S-8 and Nos. 333-116237 and 333-120013 on Form S-3 of Cytyc Corporation of our report dated February 6, 2004, with respect to the consolidated financial statements of Novacept as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 included in the Current Report on Form 8-K/A of Cytyc Corporation dated April 27, 2004, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Palo Alto, California
February 15, 2005

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM